UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             Form 8-K


                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of report June 30, 1998


                     CASINO RESOURCE CORPORATION



  Minnesota                       0-22242                  41-0950482
(State or other            (Commission File Number)    (IRS Employer
jurisdiction of incorporation)                          Identification No.)



         707 Bienville Blvd, Ocean Springs, Mississippi 39564
                   (Address of Principal Executive Office)


   Registrant's telephone number, including area code  (601) 872-5558

Item 5.   OTHER EVENTS

  On June 29, 1998, the Company completed the sale of the Grand Hinckley
Inn to the Mille Lacs Band of Ojibe Indians. The sale price was approximately $5.5 million.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CASINO RESOURCE CORPORATION



June 30, 1998
                              /s/ Maurice P. Gaudet
                              --------------------------------
                              Maurice P. Gaudet
                              Chief Financial Officer